Exhibit 3.6

AMENDED AND RESTATED BYLAWS

TEXAS-NEW MEXICO POWER COMPANY

As Amended and Restated on June 18, 2013

AMENDED AND RESTATED BYLAWS
OF
TEXAS-NEW MEXICO POWER COMPANY
ARTICLE I
MEETINGS OF SHAREHOLDERS
SECTION 1.    MEETINGS
The annual meeting of shareholders shall be held at the time and place set by resolution of the Board of Directors for the election of directors and the transaction of such other business as may properly come before the meeting.
Special meetings may be called by a majority of the Board of Directors, the Chairman of the Board, the President or by holders of not less than one-tenth of all the shares entitled to vote at the meeting.
SECTION 2.    NOTICE
Written notice of any meeting stating the time and place, and if a special meeting, the purpose, of the meeting shall be mailed to each shareholder of record entitled to vote at the meeting at the address of the shareholder as it appears on the stock transfer books of the Corporation, except as otherwise provided by law. Notices of any shareholder meetings shall be mailed not less than thirty (30) days before the meeting.
SECTION 3.    ADJOURNMENT
Whenever a quorum is not present at any meeting of the shareholders, or whenever it may be deemed desirable, a majority in interest of the shareholders present in person or by proxy may adjourn the meeting from time to time to any future date, without notice other than by announcement at the meeting. At any continuation of the adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting originally scheduled.
SECTION 4.    ORDER OF BUSINESS
(a) The Chairman of the Board, or in the absence of the Chairman, the Chief Executive Officer, or in their absence, a director designated by the Board of Directors, shall call meetings of the shareholders to order and shall act as Chairman of the meeting. The shareholders may appoint any shareholder or the proxy of any shareholder to act as Chairman of any meeting of the shareholders in the absence of the Chairman of the Board, Chief Executive Officer and a director designated by the Board to serve as Chairman of the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as Secretary at all meetings of the shareholders, but in the absence of the Secretary and Assistant Secretary at any meetings of the shareholders, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.
(b) The Chairman of the meeting shall have the right to determine the order of business at the meeting, to prescribe the rules and procedures for the conduct of the meeting, and to do all things necessary or desirable for the proper conduct of the meeting.
SECTION 5.    VOTING
At meetings of shareholders, every shareholder having voting rights as provided for in the Articles of Incorporation shall be entitled to one (1) vote for each share of stock outstanding in the name of the shareholder on the books of the Corporation on the date on which shareholders entitled to vote are determined or as otherwise provided for in the Articles of Incorporation. Each shareholder may be represented and vote by a proxy or proxies appointed by an instrument in writing or other manner authorized by the Board of Directors to the extent permitted by law. If the instrument designates two (2) or more persons to act as proxies, a majority of the proxies present at the meeting may exercise all of the powers conferred by the instrument unless the instrument provides otherwise. No proxy shall be voted at any meeting or continuation of an adjourned meeting other than that for which the proxy is given.
In all elections for directors, voting may be by written ballot.
The Board of Directors may fix a date in advance not exceeding thirty (30) days before the date of any meeting of shareholders as a record date for the determination of shareholders entitled to notice of and to vote at the meeting. Only shareholders of record on the date so fixed shall be entitled to notice of and to vote at the meeting.
ARTICLE II
DIRECTORS
SECTION 1.    NUMBER AND TERMS
The business and property of the Corporation shall be managed under the direction of the Board of Directors. The shareholders shall fix the number of directors, which shall be no less than three (3) and no more than twelve (12).
SECTION 2.    CHAIRMAN OF THE BOARD OF DIRECTORS
The Chairman of the Board shall be elected annually by the shareholders at the annual meeting and shall hold that office until a successor is elected and qualified. In the event of the incapacity of the Chairman of the Board, the shareholders shall designate an Acting Chairman who shall, during the incapacity of the Chairman of the Board, assume and perform all functions and duties which the Chairman of the Board is authorized or required by law to do. The Chairman of the Board shall have the power to call special meetings of the shareholders and of the directors for any purpose. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors unless the Chairman of the Board is absent or incapacitated. The Chairman of the Board, subject to the authority of the Board of Directors, shall generally do and perform all acts incident to the position of the Chairman of the Board and which are authorized or required by law.
SECTION 3.     COMPENSATION
Directors shall receive compensation for their services as directors as may be fixed by the holders of Common Stock, including reimbursement for expenses for Board related services.
SECTION 4.    MEETINGS
The meetings of the Board of Directors shall be held at the times and places designated by the Board of Directors. The annual meeting of the Board of Directors for the election of officers and such other business as may properly come before the meeting shall be held immediately following the annual meeting of shareholders. Special meetings of the Board of Directors shall be held whenever called at the direction of the Chairman of the Board, the Chief Executive Officer, or any three (3) directors.
SECTION 5.    NOTICE
No notice shall be required of any annual or regular meeting of the Board of Directors unless the place has been changed from that last designated by the Board of Directors. Notice of any annual or regular meeting, when required, or of any special meeting of the Board of Directors shall be given to each director in writing or by telephone at least twenty-four (24) hours before the time fixed for the meeting. Notice may be waived by any director. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting. At any meeting at which every director is present, even without notice, any business may be transacted.

SECTION 6.    ADJOURNMENTS
Any annual, regular or special meeting of the Board of Directors may be adjourned from time to time by the members present whether or not a quorum is present, and no notice shall be required of any continuation of an adjourned meeting beyond the announcement at the adjourned meeting.
SECTION 7.    INDEMNIFICATION
Each person serving as a director or an officer of the Corporation, or, at the request of the Corporation, as a director or an officer of any other company in which the Corporation has a financial interest and regardless of whether or not the person is then in office, and the heirs, executors, administrators and personal representatives of the person, shall be indemnified by the Corporation to the full extent of the authority of the Corporation to so indemnify as authorized by Texas law.
SECTION 8.    COMMITTEES
The Board of Directors may designate from among its members one (1) or more committees, to exercise the power and authority and perform the functions that the Board may determine, except as may be limited by law.
ARTICLE III
CONTRACTS AND NEGOTIABLE INSTRUMENTS
SECTION 1.    AUTHORITY TO SIGN CONTRACTS
Unless the Board of Directors shall otherwise specifically direct, all contracts, instruments, documents or agreements of the Corporation shall be executed in the name of the Corporation by the Chief Executive Officer, President, or any Vice President, or any other employee if approved by the Chief Executive Officer by either administrative policy letter or specific written designation. It shall not be necessary that the corporate seal be affixed to any contract.
SECTION 2.    AUTHORITY TO SIGN NEGOTIABLE INSTRUMENTS
Except as otherwise authorized by the Board of Directors, all checks, drafts, bills of exchange, promissory notes, electronic funds transfer documents, and other negotiable instruments shall be signed by the Chief Executive Officer, President, any Vice President, Secretary or Treasurer. Facsimile signatures shall be sufficient to meet the requirements of this section.
SECTION 3.    APPROVAL BY SHAREHOLDERS
The Board of Directors in its discretion may submit any contract, or act, for approval or ratification at any annual meeting of the shareholders, or at any special meeting of the shareholders called for the purpose of considering the act or contract. Any contract or act that is approved or ratified by the vote of the holders of the Common Stock of the Corporation which is represented in person or by proxy at the meeting shall be valid and binding upon the Corporation.
ARTICLE IV
OFFICERS
SECTION 1. NUMBER, ELECTION AND TERM
The officers of the Corporation shall be a Chief Executive Officer, President, one or more Vice Presidents, a Secretary, a Treasurer, and a Controller, who shall be elected annually by the Board of Directors at the annual meeting and who shall hold office until the next annual meeting or until a successor is elected and qualified. The Board of Directors may designate one or more Vice Presidents as "Executive" Vice Presidents and one or more Vice Presidents as "Senior" Vice Presidents. The title of any Vice President may include words indicative of the area of responsibility of the Vice President. The Board of Directors shall designate one of the Vice Presidents as the chief financial officer of the Corporation. The Board of Directors may from time to time appoint such additional officers as the interest of the Corporation may require and fix their terms and duties of office. A vacancy occurring in any office of a Vice President may be filled by the Board of Directors. All Vice Presidents shall hold office at the discretion of the Board of Directors and shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors. Election of any person as an officer of the Corporation shall not of itself create contract rights. The Board may appoint as officers persons who are not employees of the Corporation, with the consent of the shareholders.
SECTION 2. CHIEF EXECUTIVE OFFICER
The Chief Executive Officer shall be the principal executive officer of the Corporation subject to control of the Board of Directors. The Chief Executive Officer shall have the power to appoint and discharge, subject to the general approval or review by the Board of Directors, employees and agents of the Corporation and to fix their compensation, to make and sign contracts and agreements in the name of and on behalf of the Corporation and direct the general management and control of the business and affairs of the Corporation. The Chief Executive Officer may delegate authority to officers of the Corporation as the Chief Executive Officer may determine. The Chief Executive Officer shall have the power to segregate the operations of the Corporation into areas of responsibility. The Chief Executive Officer shall generally do and perform all acts which are authorized or required by law. The President, or in the absence of the President a Vice President designated by the Chief Executive Officer, shall, during the absence or incapacity of the Chief Executive Officer, assume and perform all functions and duties which the Chief Executive Officer might lawfully do if present in person and not under any incapacity.

SECTION 3. PRESIDENT
The President shall provide active management over all operations of the Corporation subject to control of the Chief Executive Officer and Board of Directors. The President shall have the power to appoint and discharge, subject to the general approval or review by the Chief Executive Officer and Board of Directors, employees and agents of the Corporation and to fix their compensation, to make and sign contracts and agreements in the name of and on behalf of the Corporation and direct the general management and control of the business and affairs of the Corporation subject to control of the Chief Executive Officer and Board of Directors. The President shall see that the books, reports, statements and certificates required by law are properly kept, made, and filed.
SECTION 4. VICE PRESIDENTS
Each Vice President designated as "Executive" or "Senior Vice President" shall be responsible for the areas and activities assigned by the Chief Executive Officer, shall be subject to the authority of the Chief Executive Officer, and shall assist in the general control and management of the business and affairs of the Corporation.
All other Vice Presidents shall be responsible for the areas and activities assigned by the Chief Executive Officer and shall perform other duties as may be required, including those assigned to an Executive or Senior Vice President during the absence or incapacity of the Executive or Senior Vice President.
SECTION 5. SECRETARY
The Secretary shall keep a record in the proper books provided for that purpose of meetings and proceedings of shareholders, the Board of Directors and Committees of the Board of Directors, and shall record all votes of the directors and shareholders in a book to be kept for that purpose. The Secretary shall notify the directors and shareholders of meetings as required by law or by the bylaws of the Corporation and shall perform other duties as may be required by law or the bylaws of the Corporation, or which may be assigned from time to time by the Board of Directors, Chairman of the Board or Chief Executive Officer. The Secretary is authorized to appoint one or more assistants from time to time as the Secretary deems advisable, the assistant or assistants to serve at the pleasure of the Secretary, and to perform the duties that are delegated by the Secretary. An assistant shall not be an officer of the Corporation.
SECTION 6. TREASURER
The Treasurer shall have the custody of all the funds and securities of the Corporation, and shall have the power on behalf of the Corporation to sign checks, notes, drafts and other evidences of indebtedness, to borrow money for the current needs of the business of the Corporation and to make short‑term investments of surplus funds of the Corporation. The Treasurer shall render to the Board of Directors, the Chairman of the Board, Chief Executive Officer, or the President, whenever requested, an account of all transactions performed as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform other duties as may be assigned by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. The Treasurer is authorized to appoint one or more assistants from time to time as the Treasurer deems advisable, the assistant or assistants to serve at the pleasure of the Treasurer, and to perform the duties that are delegated by the Treasurer. An assistant shall not be an officer of the Corporation.
SECTION 7. CONTROLLER
The Controller shall be the chief accounting officer of the Corporation and have full responsibility and control of the accounting practices of the Corporation The Controller shall,

subject to the approval of the Board of Directors or the Chief Executive Officer, establish accounting policies. The Controller shall standardize and coordinate accounting practices and supervise all accounting records and the presentation of all financial statements and tax returns. The Controller shall have other powers and duties as, from time to time, may be conferred by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. The Controller is authorized to appoint one or more assistants from time to time as the Controller deems advisable, the assistant or assistants to serve at the pleasure of the Controller, and to perform the duties that are delegated by the Controller. An assistant shall not be an officer of the Corporation.
SECTION 8.    FORM OF APPOINTMENT
In making any appointments of assistants, the Secretary, Treasurer and Controller shall use the following form:
I, ________________ (Name), the duly elected _______________ (Title) of Texas-New Mexico Power Company do hereby appoint             (Name) to serve as Assistant __________________(Title) for the period of          (Date) to         (Date), unless this appointment is terminated earlier in writing, to assume or perform all functions and duties which I might require and, in my absence or incapacity, which I might lawfully do if present and not under any incapacity.
Any appointments of assistants by the Secretary, Treasurer or Controller and any terminations of appointments shall be maintained in the records of the Secretary’s office.
ARTICLE V
CAPITAL STOCK

SECTION 1.    CERTIFICATES OF STOCK
The name of the person owning shares of the capital stock of the Corporation, together with the number of shares and the date of issue, shall be entered on the Corporation’s books. All certificates surrendered to the Corporation shall be canceled, and no new certificates shall be issued until a certificate or certificates aggregating the same number of shares of the same class have been surrendered or canceled. The Board of Directors may make proper provision, from time to time, for the issuance of new certificates in place of lost, destroyed or stolen certificates.

SECTION 2.    TRANSFER OF SHARES
Transfers of shares shall be made only upon the books of the Corporation by the holder or by the holder’s attorney in fact upon surrender of certificates for a like number of shares.
SECTION 3.    LOST, DESTROYED OR STOLEN CERTIFICATES
A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation, or any predecessor of the Corporation, alleged to have been lost, destroyed or stolen. The Board of Directors may, in its discretion, require the owner of the lost, destroyed or stolen certificate to give to the Corporation satisfactory evidence that the certificate was lost, destroyed or stolen.
SECTION 4.    FIXING OF RECORD DATES
For the purpose of determining shareholders entitled to notice of any meeting of shareholders, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may, by resolution, provide that the stock transfer books be closed for a stated period not to exceed thirty (30) days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of a meeting of shareholders, the books shall be closed for at least ten (10) days immediately prior to the meeting.
In lieu of closing the stock transfer books, the Board of Directors may, by resolution, fix in advance a date as the record date for any determination of shareholders, the date to be not more than thirty (30) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the action requiring the determination of shareholders is to be taken.

ARTICLE VI
MISCELLANEOUS PROVISIONS
SECTION 1.    BOOKS
The books of the Corporation, except as otherwise provided by law, may be kept outside of the State of Texas, at such place or places as may be designated by the Board of Directors.
SECTION 2.    CORPORATE SEAL
The common corporate seal is, and until otherwise ordered by the Board of Directors shall be, an impression circular in form upon paper or wax bearing the words “Texas-New Mexico Power Company.” The seal shall be in the charge of the Secretary. If and when directed by the Board of Directors, a duplicate of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.
SECTION 3.    FISCAL YEAR
The fiscal year of the Corporation shall be as determined by the Board of Directors.
SECTION 4.    PRINCIPAL OFFICE
The principal office shall be established and maintained at a place designated by the Board of Directors.
SECTION 5.    BYLAWS
The common shareholders of the Corporation are authorized to alter, amend and repeal the Corporation’s Bylaws, or adopt new Bylaws. The Board of Directors of the Corporation is authorized to alter, amend and repeal the Corporation’s Bylaws, except as provided in this Section.

The Board of Directors is not authorized to alter, amend or repeal the provisions of the Corporation’s Bylaws relating to the number of directors, compensation of directors, and selection of the Chairman of the Board of Directors.